                                                                    EXHIBIT 99.2


                       CORRECTIONS CORPORATION OF AMERICA

                          NOTICE OF GUARANTEED DELIVERY

                          FOR TENDER OF ALL OUTSTANDING
             9 7/8% SENIOR NOTES DUE 2009 IN EXCHANGE FOR REGISTERED
                          9 7/8% SENIOR NOTES DUE 2009

         This form, or one substantially equivalent hereto, must be used by holders of outstanding 9 7/8% Senior Notes due 2009 (the "Old Notes") of Corrections Corporation of America, a Maryland corporation (the "Company"), who wish to tender their Old Notes in exchange for a like principal amount of the Company's 9 7/8% Senior Notes due 2009 (the "Registered Notes") pursuant to the exchange offer (the "Exchange Offer") described in the Prospectus dated
   , 2002 (the "Prospectus") if the holder's Old Notes are not immediately available or if such holder cannot deliver its Old Notes and Letter of Transmittal (and any other documents required by the Letter of Transmittal) to State Street Bank and Trust Company (the "Exchange Agent") prior to the Expiration Date (as defined below). This Notice of Guaranteed Delivery must be delivered by hand or sent by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight courier) or mail to the Exchange Agent prior to the Expiration Date.

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THE EXCHANGE OFFER WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON    ,
2002 (THE "EXPIRATION DATE"), UNLESS EXTENDED BY THE COMPANY. OLD NOTES TENDERED IN THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO 12:00 MIDNIGHT, NEW YORK CITY TIME, ON THE EXPIRATION DATE FOR THE EXCHANGE OFFER.
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         IF YOU DESIRE TO ACCEPT THE EXCHANGE OFFER, THIS NOTICE OF GUARANTEED
DELIVERY SHOULD BE COMPLETED, SIGNED AND SUBMITTED TO THE EXCHANGE AGENT:

                       STATE STREET BANK AND TRUST COMPANY

   By Registered or Certified Mail:             By Hand or Overnight Courier:
 State Street Bank and Trust Company        State Street Bank and Trust Company
      Corporate Trust Department                Corporate Trust Department
            P.O. Box 778                           2 Avenue de Lafayette
   Boston, Massachusetts 02102-0778          Boston, Massachusetts 02111-1724
Attention: Corrections Corporation of      Attention: Corrections Corporation of
        America Exchange Offer                    America Exchange Offer

                                  By Facsimile:
                        (For Eligible Institutions Only)
                                 (617) 662-1452
                              Confirm by Telephone:
                                 (617) 662-1544
                              Attention: Janice Lee

         DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

         This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" (as defined in the Prospectus), such signature guarantee must appear in the applicable space provided on the Letter of Transmittal for guarantee of signatures.

         THIS NOTICE OF GUARANTEED DELIVERY SHOULD BE READ CAREFULLY BEFORE COMPLETION.

Ladies and Gentlemen:

         The undersigned hereby tenders to the Company the principal amount of Old Notes indicated below, upon the terms and subject to the conditions contained in the Prospectus, receipt of which is hereby acknowledged.

                        DESCRIPTION OF OLD NOTES TENDERED

  NAME OF TENDERING     NAME AND ADDRESS       CERTIFICATE       AGGREGATE     AGGREGATE
       HOLDER             OF REGISTERED         NUMBER(S)        PRINCIPAL     PRINCIPAL
                      HOLDER AS IT APPEARS    FOR OLD NOTES       AMOUNT        AMOUNT
                             ON THE            TENDERED OR     OF OLD NOTES     OF OLD
                       OLD NOTES (PLEASE         ACCOUNT        REPRESENTED     NOTES
                              PRINT)          NUMBER AT THE                    TENDERED
                                            DEPOSITORY TRUST
                                                 COMPANY

  -----------------   --------------------  ----------------  -------------    ---------

  -----------------   --------------------  ----------------  -------------    ---------

  -----------------   --------------------  ----------------  -------------    ---------


                                PLEASE SIGN HERE

           SIGNATURE(S) OF OWNER                            DATE
           ---------------------                            ----
X   ____________________________________        ______________________________  , 2002

X   ____________________________________        ______________________________  , 2002

X   ____________________________________        ______________________________  , 2002

         This Notice of Guaranteed Delivery must be signed by the holder(s) of Old Notes exactly as their name(s) appear(s) on certificates for Old Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

                      PLEASE PRINT NAME(S) AND ADDRESS(ES)

  Name(s):
                 -----------------------------------------------------

                 -----------------------------------------------------

                 -----------------------------------------------------
  Capacity:
                 -----------------------------------------------------
  Address(es):
                 -----------------------------------------------------

                 -----------------------------------------------------




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             THE GUARANTEE ON THE FOLLOWING PAGE MUST BE COMPLETED.

                    THE FOLLOWING GUARANTEE MUST BE COMPLETED
                              GUARANTEE OF DELIVERY
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

        The undersigned, being a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States, or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Exchange Agent at one of its addresses set forth above, the certificates representing the Old Notes (or a confirmation of book-entry transfer of such Old Notes into the Exchange Agent's account at The Depository Trust Company ("DTC")), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guaranteed, and any other documents required by the Letter of Transmittal within three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

Name of Firm: ________________________     _____________________________________
                                                   (Authorized signature)

Address:      ________________________     Title: ______________________________

______________________________________     Name:  ______________________________
                            (Zip Code)                (Please type or print)


______________________________________     Date:   _____________________________
      Area Code and Telephone No.

NOTE: DO NOT SEND OLD NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. OLD NOTES SHOULD BE SENT WITH YOUR PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL AND OTHER REQUIRED DOCUMENTS.

                                  INSTRUCTIONS

1.       DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY.

         A properly completed and duly executed copy of this Notice of Guaranteed Delivery (or facsimile hereof or an agent's message and Notice of Guaranteed Delivery in lieu hereof) and any other documents required by this Notice of Guaranteed Delivery with respect to the Old Notes must be received by the Exchange Agent at its address set forth herein prior to the Expiration Date of the Exchange Offer. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and sole risk of the holder, and the delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. As an alternative to delivery by mail, holders may wish to consider using an overnight or hand delivery service. In all cases, sufficient time should be allowed to ensure timely delivery. For a description of the guaranteed delivery procedures, see Instruction 1 of the Letter of Transmittal.



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2.       SIGNATURES ON THIS NOTICE OF GUARANTEED DELIVERY.

         If this Notice of Guaranteed Delivery (or facsimile hereof) is signed by the registered holder (s) of the Old Notes referred to herein, the signature(s) must correspond exactly with the name(s) written on the face of the Old Notes without alteration, enlargement or any change whatsoever. If this Notice of Guaranteed Delivery (or facsimile hereof) is signed by a participant of the DTC whose name appears on a security position listing as the owner of the Old Notes, the signature must correspond with the name shown on the security position listing as the owner of the Old Notes.

         If this Notice of Guaranteed Delivery (or facsimile hereof) is signed by a person other than the registered holder(s) of any Old Notes listed or a participant of the DTC, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed as the name(s) of the registered holder(s) appear(s) on the Old Notes or signed as the name(s) of the participant shown on the DTC's security position listing.

         If this Notice of Guaranteed Delivery (or facsimile hereof) is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and submit with the Letter of Transmittal evidence satisfactory to the Exchange Agent of such person's authority to so act.

3.       REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES.

         Questions and requests for assistance and requests for additional copies of the Prospectus and this Notice of Guaranteed Delivery may be directed to the Exchange Agent at the address set forth on the cover page hereof. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.








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